Sub-Item 77Q1(d): Copies of Constituent Instruments
Defining The Rights of Shareholders Referred to in Sub-Item 77I

Effective March 31, 2016, the Multi-Manager
U.S. Small Cap Equity Fund (the Fund) commenced offering
Institutional Shares. The terms of the Institutional
Shares for the Fund described under Sub-Item 77I are described in Post-Effective Amendment No. 42 to the Registrants Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on March 31, 2016 (Accession No. 0001193125-16-526069),
which is incorporated herein by reference.